Exhibit 5.1

ATTORNEYS AT LAW 100 NORTH TAMPA STREET SUITE 2700 TAMPA, FL 33602 813.229-2300 TEL 813.221.4210 FAX foley.com

March 23, 2012

Homeowners Choice, Inc.

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

Ladies and Gentlemen:

We have acted as counsel for Homeowners Choice, Inc., a Florida corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company from time to time of 5,000,000 shares of the Company’s common stock, no par value (the “Common Stock” or “Securities”). The Securities will be offered in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus or any related free writing prospectus (each, a “Prospectus Supplement”).

As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Articles of Incorporation, as amended to date and Bylaws, as amended to date; (iii) the corporate proceedings taken by the Company’s Board of Directors to authorize the filing of the Registration Statement; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will comply with all applicable laws and shall have become and be effective pursuant to timely filings under the Securities Act and no stop order has been or will be issued by the SEC with respect thereto; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) a definitive purchase, underwriting, placement, dealer or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Homeowners Choice, Inc.

March 23, 2012

parties thereto; (v) there will be sufficient shares of Common Stock authorized under the Company’s Articles of Incorporation, as amended, and not otherwise reserved for issuance; (vi) the consideration paid for any shares of Common Stock will comply with Section 607.0621 of the Florida Business Corporation Act or any successor provision; (vii) the Articles of Incorporation and Bylaws of the Company will not have been further amended in any manner that would affect any legal conclusion set forth herein; and (viii) certificates representing shares of Common Stock will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Company’s Articles of Incorporation and Bylaws.

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

All requisite action necessary to make any shares of Common Stock validly issued, fully paid and nonassessable will have been taken when:

a.	The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and

b.	Such shares of Common Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof or (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof.

We are qualified to practice law in the State of Florida and we do not purport to be experts on the law other than that of the State of Florida and the Federal laws of the United States of America. We express no opinion with respect to the laws of any jurisdiction other than the State of Florida and the Federal laws of the United States of America.

Homeowners Choice, Inc.

March 23, 2012

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP